UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 30, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Newpark Resources, Inc. (the “Company”) adopted the Newpark Resources, Inc. 2010 Annual Cash Incentive Plan (the “Plan”). The Plan is an annual incentive plan that provides opportunities for cash awards to designated officers, managers and other key employees of the Company and its subsidiaries. Under the Plan, the Company will be able to award cash bonuses to participants based upon performance goals established pursuant to the Plan including the performance of the Company, the performance of certain divisions, business units, subsidiaries or lines of business and, where appropriate, the individual performance of the participant.
The Plan will be administered by the Committee, with day-to-day administration delegated to the Company’s Chief Executive Officer. The Committee shall have the authority to administer, interpret and construe the Plan and to prescribe rules and policies for the administration of the Plan.
Officers, managers and key employees of the Company and its subsidiaries are eligible to participate in the Plan. Subject to certain exceptions for newly hired employees or employees whose employment is terminated due to death, disability or retirement, in order to be eligible to participate in the Plan for any plan year, the officer or employee must be employed on a full-time basis with the Company or any of its subsidiaries, hired before the commencement of the fourth quarter of the plan year, and be employed continuously through the date of the award payment. The CEO shall recommend, and the Committee shall approve, all officers, managers and other key employees for participation in the Plan. Non-employee directors of the Company are not eligible to participate in the Plan.
For each fiscal year, which is referred to as a plan year, the Committee will establish (i) the potential award opportunities, referred to as award levels in the Plan, (ii) the Company and personal performance goals, and (iii) weighting of the performance goals for the Chief Executive Officer and all other participants whose compensation is established by the Committee on an annual basis, such individuals being referred to in the Plan as executive officers. With respect to all other participants, the Committee will establish the award levels and Company performance goals while the Chief Executive Officer will establish the personal performance goals and weighting of the performance goals for such participants. The participants will be designated, and the performance goals and award levels for each plan year will be established, before April 1 of each plan year. The award levels, performance goals and weighting of the performance goals will vary among participants and may change from plan year to plan year.
The Company performance goals shall be evaluated against the performance of the Company, on a consolidated basis, and/or designated divisions, business units, subsidiaries or lines of business for the plan year. The personal performance component of an award shall be evaluated against the performance goals established for such participant for the plan year. The determination of whether a participant, other than an executive officer, has achieved his or her personal performance goals shall be made by the Chief Executive Officer, subject to the final approval of the Committee. The determination of whether an executive officer has achieved his or her personal performance goals shall be made by the Committee.

The Company performance goals may be based on one or more financial or operational criteria established by the Committee for each plan year including, without limitation: economic value added; safety; earnings per share; stockholder return; earnings or EBITDA; stock price; total stockholder return; return on equity; return on total capital; return on net capital employed; return on assets or net assets; reduction of expenses; cash flow; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; and other performance metrics as the Committee shall deem appropriate under the circumstances. The Company performance goals may be applied on a consolidated basis or to any one or more of the Company’s divisions, business units, subsidiaries or lines of business.
For the 2010 plan year, the Company performance goals for the 2010 annual incentive awards are: (i) earnings per share, and (ii) return on net capital employed. For officers with operating responsibility for one of the Company’s divisions, the Company performance goals will also be based upon earnings before interest and taxes for the division, burdened by a capital charge.
Unless otherwise determined by the Committee, each award shall include a threshold, target and over-achievement performance goal that must be attained in order for the corresponding award level to be payable. The award levels represent the amount of award payment which may be received by a participant under an award based upon achievement of such performance goals. In addition, the Committee may, in its discretion, provide for super over-achievement performance goals for the attainment of Company performance goals in excess of the over-achievement performance goal for any plan year. The award payment which may be received with respect to any super over-achievement performance may be limited or unlimited; however, the aggregate amount payable to any participant under an award for any plan year may not exceed $3 million. To the extent the Committee authorizes award opportunities based on super over-achievement performance goals, any award payments attributable to the super over-achievement shall be payable in two equal installments, with the first payment being due on the first business day in March of the second year following the plan year to which the performance is applicable, and the second payment being due on the first business day of the third year. The Committee may establish a de minimis dollar amount such that if the super over-achievement award payment does not exceed the de minimis dollar amount, such super over-achievement award payment will be payable at the same time as other award payments are paid for such plan year.
As soon as practicable after the Company’s audited financial statements are available for any plan year, the performance of the Company and each applicable division, business unit, subsidiary or line of business will be determined for such plan year. The financial and operational performance shall then be evaluated to determine the extent to which the Company performance goals for such plan year have been achieved. The Committee has the ability to make adjustments to the financial results to take into consideration certain events such as acquisitions or dispositions, restructuring and/or other nonrecurring changes, changes in accounting principles, extraordinary items and other specified adjustments. Except for any super over-achievement awards, awards will be paid in cash in the first calendar quarter of the calendar year following the plan year, or as soon as practicable thereafter.

Unless otherwise provided in a participant’s employment or change in control agreement, if a participant’s employment is terminated for any reason other than death, disability or retirement (i) prior to the end of a plan year, such participant will not be eligible to receive payment under an award for that plan year, or (ii) after the end of a plan year but before payment of any amount payable under an award for such plan year, the participant shall forfeit any unpaid amounts. However, upon the Committee’s approval and subject to the provisions in a participant’s employment or change in control agreement, participants whose employment is terminated as a result of death, disability or retirement (i) prior to the end of a plan year may be eligible to receive a prorated payment under an award for that plan year, or (ii) after the end of a plan year but before payment of any amount payable under an award for such plan year, may be eligible to receive the entire payment under the award.
A participant’s rights and interests under the Plan and any award may not be pledged, encumbered, assigned or transferred by any participant. The granting of an award does not create any rights in the participant with respect to the participant’s continued employment with the Company. If a participant commits fraud or dishonesty toward the Company, wrongfully uses or discloses any trade secret, confidential data or other information, or intentionally takes any other action materially adverse to the best interests of the Company, in each case as determined by the Committee, the participant shall forfeit all awards under the Plan.
The Committee may amend or terminate the Plan at any time.
The Committee also approved the following award opportunities for the 2010 plan year for the named executive officers:

Name/Title	Threshold	Target	Over-Achievement
	(% of Base	(% of Base	(% of Base
	Salary)	Salary)	Salary)

Paul L. Howes, President and Chief Executive Officer	24%	80%	160%

James E. Braun, Vice President and Chief Financial Officer	15%	50%	100%

Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	15%	50%	100%

Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	16.5%	55%	110%

William D. Moss, Vice President, Corporate Strategy and Development	15%	50%	100%

Performance criteria and weighting of those criteria are set forth below. Further, each of the named executive officers are entitled to earn additional bonus opportunity for performance beyond the Over-Achievement level (i.e., super over-achievement), subject to the other provisions of the plan:

	Earnings
	per	Return on net	Division EBIT, net
Name/Title	share	capital employed	of capital charge

Paul L. Howes, President and Chief Executive Officer	75%	25%

James E. Braun, Vice President and Chief Financial Officer	75%	25%

Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	75%	25%

Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	25%		75%

William D. Moss, Vice President, Corporate Strategy and Development	75%	25%
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Newpark Resources, Inc. 2010 Annual Cash Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: April 1, 2010	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Newpark Resources, Inc. 2010 Annual Cash Incentive Plan